UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 26, 2011
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	3
SIGNATURES	4

Item 1.01. Entry into a Material Definitive Agreement.
Hendrikus (Henk) Derksen’s Executive Employment Agreement (“Agreement”) with Belden Inc. (the “Company”), dated January 1, 2010, was amended as follows:
•	Effective September 1, 2011, his base salary will become $350,000 per year;

•	Effective September 1, 2011, his target for purposes of his participation in the Company’s annual cash incentive plan (“ACIP”) will be 60% of his base salary; and

•	Effective August 26, 2011 (the grant date), he received 1,400 restricted share units that vest in three years and 3,100 stock appreciation rights that vest equally over three years, expire in ten years, and have an exercise price equal to the closing price of Belden shares on the grant date of August 26, 2011.
A copy of his Agreement is filed as Exhibit 10.36 in the Company’s 2009 Annual Report on Form 10-K, dated February 26, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: August 30, 2011	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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